UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

AMENDMENT 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANKAM

(Exact name of registrant as specified in its charter)

NV	7371	61-1900749
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

Georgii Salbiev

5348 Vegas Drive, Las Vegas,

Nevada, 89108

+995599420389

mainoffice@ankam.net

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer [ ]

Non-accelerated filer [ ]

(Do not check if a smaller reporting company)

Accelerated filer [ ]

Smaller reporting company [x]

Emerging Growth Company [x]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price (1)	Amount of Registration Fee (2)(3)
Common stock, par value $0.001 per share, for sale by Our Company	4,250,000	$0.03	$127,500.00	$15.45

 (1) Estimated solely for calculating the registration fee pursuant to Rule 457(c).

(2) Estimated solely for computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3) Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer will sell the common stock being registered in this offering at a fixed price of $0.03 per share, until the securities are quoted on the OTC or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange. It is possible that the Company’s shares may never be quoted on the OTC or listed on an exchange.

SUBJECT TO COMPLETION, DATED OCTOBER __, 2021

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS ANKAM 4,250,000 Shares of Common Stock

This prospectus will also allow us to issue up to 4,250,000 shares of our common stock in our initial public. The proceeds from the sale of these shares will be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC and no market for these securities may develop. The issuer will sell the common stock being registered in this offering at a fixed price of $0.03 per share, until the securities are quoted on the OTC listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. The company’s shares may never be quoted on the OTC listed on an exchange.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.03	$0.00	$0.03
Maximum	4,250,000	$127,500.00	$0.00	$127,500.00

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 15, 2021.

Ankam has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Venture Market. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the Securities and Exchange Commission (“SEC”). If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Venture Market. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

This is our initial public offering. We are registering a total of 4,250,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. The shares will be sold on our behalf by our sole officer, Georgii Salbiev. He will not receive any commissions or proceeds for selling the shares on behalf of the Company. The shares will be sold at a price per share of $0.03 for the duration of the Offering. Assuming all shares being offered are sold, the Company will receive $127,500 in net proceeds. If 75%, 50% or 25% of the shares being offered are sold, the Company will receive net proceeds of $95,625, $63,750 or $31,875, respectively. There is no minimum amount we are required to raise from the shares being offered and any funds received will be immediately available to us. There is no guarantee that this Offering will successfully raise enough funds to institute our business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares. The shares being offered will be offered for a period of three hundred and sixty-five (365) days from the original effective date of this Prospectus, unless extended by our directors for an additional 90 days.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	3
Cautionary Note Regarding Forward-Looking Statements	9
Use of Proceeds	10
Capitalization	11
Dilution	11
Market for Common Equity and Related Stockholder Matters	13
Description of Business and Property	13
Management’s Discussion and Analysis of Financial Condition and Results of Operations	18
Our Management	22
Security Ownership of Certain Beneficial Owners and Management	24
Certain Relationships and Related Party Transactions	24
Description of Capital Stock	25
Plan of Distribution	26
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	30
Legal Opinion	30
Experts	30
Interests of Named Experts and Counsel	30
Additional Information	30
Index to Financial Statements	32
Report of Independent Registered Public Accounting Firm	F-1
Index to Financial Statements	43
Report of Independent Registered Public Accounting Firm	F-1
Part II – Information Not Required in Prospectus	84
Signatures	87

Unless otherwise specified, the information in this prospectus is set forth as of October __, 2021 and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, about the offer contained in this prospectus. If any person gives you any information or makes representations about this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Ankam see Cautionary Note Regarding Forward Looking Statements on page 9.

Our Company

Ankam (the “Company”) was incorporated in August 2018 under the laws of the State of Nevada. The Company's product is MoneySaverApp. It is an application created to aggregate various discount cards on your mobile device. This way you can get easy access to any discounts at any moment. The idea of the app appeared as a way of simplifying the use of discount cards and enabling people to share them with anyone. With this product users can get a discount for such services as chain stores, gas stations, car dealerships, sports clubs, laundries, pharmacies, clinics, airlines, beauty salons, restaurants, clubs, internet service providers, car repair shops, pet stores and other customer loyalty programs.

Business Strategy

Ankam (the company) is a Nevada C-Corporation. The Company's product is MoneySaverApp created to be the simplest way to get discount or share your discount card with anyone from a mobile device. With this application, you can use discounts for some of the following services: chain stores, gas stations, car dealerships, sports clubs, laundries, pharmacies, clinics, airlines, beauty salons, restaurants, clubs, Internet service providers, car repair shops, pet stores and so on, to serve their own customer loyalty programs. MoneySaverApp helps you get lower prices using various discounts when paying for something.Ankam allows the user to:

•

Search and filter all discount cards in one place;

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Select your preferences and prepare a new discount card for the next shopping in seconds. Fast, free and secure;

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Get all the info you need in one place and make a choice. Simple and effortless.

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Don't waste time dealing with discount cards that don't match your personal situation. See only discount card offers that make sense for you.

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Scan your card. The process is very simple and quick. MoneySaverApp can store your own Discount Cards at your account.

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Try our simple navigation. Well-designed interface and convenient functional, swipe to show/hide menu, tap to show/hide card information and copy to your account, tap to preview card images. All information in one place, access your card information any time and at any place.

As of the day of this prospectus Ankam has not yet generated any revenue and does not have a revenue-generating product. Our office space is located at 7a Mamed Abashidze St, Tbilisi, Georgia. Our telephone number is +995599420389.

The Company is a non-shell company as defined in the Securities Act of 1934.

Our Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

Our Company shall continue to be deemed an emerging growth company until the earliest of

.  (A)  The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000) (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers, published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

.

(B)  The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title’

.

(C)  The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000 in non-convertible debt; or

.

(D)  The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240. 12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company, the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require shareholder approval of executive compensation and golden parachutes.

Our Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

This prospectus covers up to 4,250,000 shares to be issued and sold by the company at a price of $0.03 per share in a direct public offering.

ABOUT THIS OFFERING

Securities Being Offered	Up to 4,250,000 shares of common stock of Ankam to be sold by the company at a price of $0.03 per share.
Initial Offering Price	The company will sell up to 4,250,000 shares at a price of $0.03 per share.
Terms of the Offering	The company will offer and sell the shares of its common stock at a price of $0.03 per share in a direct offering to the public.
Termination of the Offering

The offering will conclude when the company has sold all the 4,250,000 shares of common stock offered by it up to a maximum of three hundred and sixty-five 365 days. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks occur, our business, financial condition, or results of operations could be materially adversely affected. The trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be in a very early stage and subject to all the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful soon, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted currently, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed on August 22, 2018 but we have not yet begun full scale operations. We have not proven that our business model will allow us to generate a profit. We have not yet produced an operations product and require additional financing to produce product and the development of future products.

We have suffered operating losses since inception and we may not be able to achieve profitability.

It is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

Foreign Officer and Director could result in difficulty enforcing rights.

The officer and director of the Company are located in Georgia and as such investors may have difficulty in enforcing their legal rights under the United States securities laws.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to Company research and development. To support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of real estate projects. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock. We expect to raise additional capital during 2021 but we do not have any firm commitments. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Risks Relating to Our Business

The longevity of our business depends in part on our ability to enhance and sell the functionality of our current solutions and technology platform to remain competitive and meet customer needs.

The market for apps is relatively new and is characterized by rapid technological obsolescence, frequent new entrants, uncertain product life cycles, fluctuating customer demands, and evolving industry and government energy-related standards and regulations. We may not be able to successfully develop and market new, reliable solutions that comply with present or emerging demands, regulations and standards on a cost-effective basis. The development of new equipment and software requires significant research, development, testing cycles and investment, and there is no guarantee that the software we have developed or will ultimately develop will outpace that of our competitors.

We may not be able to successfully deploy our solutions in a timely manner.

Our growth will largely depend on our ability to successfully deploy our solutions across a large portfolio of customer facilities and an expanded geography that may require international deployment. Our ability to successfully deploy our equipment depends on many factors, including, among others, our ability to:

• properly staff, incentivize and mobilize personnel and subcontractors, including our installation and technology specialists;

• obtain upfront payment from our customers and additional financing to cover our inventory and other internal costs;

• expand and improve our technology.

Our proprietary rights could potentially conflict with the rights of others and we may be prevented from selling some of our products.

Third parties may assert intellectual property claims against us, particularly as we expand our business and the number of products we offer. Our defense of any claim, regardless of its merit,

could be expensive and time consuming and could divert management resources. Successful infringement claims against us could result in significant monetary liability or prevent us from selling some of our products. In addition, resolution of claims may require us to redesign our products, license rights from third parties or cease using those rights altogether.

Because management does not have relevant experience in managing a software and electronic products company, our business has a higher risk of failure.

Our sole officer and director, Mr. Salbiev, does not reside in the United States and has limited business experience related to the marketing and development of our business. Additionally, our lack of public company experience could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002.

Our management has never been responsible for managing a publicly traded company.

Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements including establishing and maintaining internal controls over financials reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment.

Over the next 12 months, which by industry standards is a very limited amount of capital with which to launch our effort. Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our website are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract subscribers to our website. Our future success will depend, amount other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our application will gain wide acceptance in its targeted markets or that we will be able to effectively market our services. There can be no assurance that they will be successful in obtaining adequate assistance or cooperation from third parties at a cost consistent with the resources of the Company.

We have commenced only limited operations, and therefore currently have no employees other than our officers/directors, who each spend approximately as many hours a week as needed on our business as is required. Mr. Salbiev does not anticipate providing less than 40 hours per week of service to perform basic corporate maintenance and bookkeeping. We will consider retaining full-time management and administrative support personnel as our business and operations increase. We do not foresee engaging full-time management or administrative support personnel during the next 12 months.

Risks Relating to our Stock

The Offering price of $0.03 per share is arbitrary.

The Offering price of $0.03 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore, there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker- dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders’ ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder, our officer beneficially owns 100% of our total outstanding shares of common stock before this offering. Because of the concentrated ownership of the stock, these stockholders, acting in concert, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to several risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

"

the ability of the company to offer and sell the shares of common stock offered hereby;

"

the integration of multiple technologies and programs;

"

the ability to successfully complete development and commercialization of sites and company’s expectations regarding market growth;

"

changes in existing and potential relationships with collaborative partners;

"

the ability to retain certain members of management;

"

our expectations regarding general and administrative expenses;

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our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

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other factors detailed from time to time in filings with the SEC.  In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether because of new information, future events or otherwise after the date of this prospectus. Considering these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to up to 4,250,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

"

working capital;

"

capital expenditures.  Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. If 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various Companying levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

USE OF PROCEEDS *

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	1,062,500	2,125,000	3,187,500	4,250,000
Gross Proceeds	$31,875	$63,750	$95,625	$127,500
Offering expenses	$10,000	$10,000	$10,000	$10,000
Net Proceeds to the Company	$21,875	$53,750	$85,625	$117,500
Use of Proceeds:
Legal & Accounting*	$10,000	$10,000	$10,000	$10,000

General Operational Expenses	$10,000	$15,000	$15,000	$15,000
Administrative Cost		$10,000	$15,000	$20,000
App development	$875	$8,750	$15,625	$22,500
Marketing	$1,000	$5,000	$15,000	$25,000
Working Capital		$5,000	$15,000	$25,000
Total	$21,875	$53,750	$85,625	$117,500

* Mostly Offering expenses.

CAPITALIZATION

The following table sets forth our capitalization as of August 31, 2021 and November 30, 2020:

	August 31, 2021	Audited November 30, 2020
Current Assets	$4,343	$184
Current liabilities	$21,372	$5,372
Stockholder’s deficit:
Common stock	$3,250	$3,250
Stock subscription receivable	$-	$(3,250)
Accumulated deficit	$(20,279)	$(5,188)
Total stockholders’ equity	$(17,029)	$(5,188)
Total capitalization	$(17,029)	$(5,188)

DILUTION

The net tangible book value of our company as of August 31, 2021, was $(17,029) or ($0.0052) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on August 31, 2021.

Our net tangible book value and our net tangible book value per share will be impacted by the 4,250,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.03 per share.

We are registering 4,250,000 shares of common stock for sale by our company. If all shares are sold at the offering price of $0.03 per share our net tangible book value and per share dilution under various offering scenarios as of August 31, 2021, is illustrated in the following table:

	$31,875 Offering (25%)	$63,750 Offering (50%)	$95,625 Offering (75%)	$127,500 Offering (100%)
Number of current shares held	3,250,000	3,250,000	3,250,000	3,250,000
Number of new shares issued	1,062,500	2,125,000	3,187,500	4,250,000
Total number of new shares held	4,312,500	5,375,000	6,437,500	7,500,000
The historical net tangible book value	$(17,029)	$(17,029)	$(17,029)	$(17,029)
Net proceeds to the company	$21,875	$53,750	$85,625	$117,500
Net tangible book value after this offering	$4,846	$36,721	$68,596	$100,471
Assumed public offering price per share	$0.03	$0.03	$0.03	$0.03
Net tangible book value per share before this offering	$(0.0052)	$(0.0052)	$(0.0052)	$(0.0052)
Increase (Decrease) attributable to new investors	$0.0064	$0.0121	$0.0159	$0.0186
Net tangible book value per share after this offering	$0.0011	$0.0068	$0.0107	$0.0134
Dilution per share to new stockholders	$0.0289	$0.0232	$0.0193	$0.0166
% dilution	96.25%	77.23%	64.48%	55.35%
Capital contribution by purchasers of shares	$31,875	$63,750	$95,625	$127,500
Capital Contribution by existing stockholders	$3,250	$3,250	$3,250	$3,250
Percentage capital contributions by purchasers of shares	90.75%	95.15%	96.71%	97.51%
Percentage capital contributions by existing stockholders	9.25%	4.85%	3.29%	2.49%
Current Shareholders % after offering	75.36%	60.47%	50.49%	43.33%
Purchasers % after offering	24.64%	39.53%	49.51%	56.67%

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained. We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of November 30, 2020, the Company has one (1) shareholder who holds 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was formed on August 22, 2018 in the State of Nevada as a C-Corporation.

Business Strategy

Ankam (the “Company”) was incorporated in August 2018 under the laws of the State of Nevada. The Company's product is MoneySaverApp which is being created to be the simplest way to get discount or share your discount card with anyone from a mobile device. With this application, you can use discounts for some of the following services: chain stores, gas stations, car dealerships, sports clubs, laundries, pharmacies, clinics, airlines, beauty salons, restaurants, clubs, Internet service providers, car repair shops, pet stores and so on, to serve their own customer loyalty programs. MoneySaverApp helps you get lower prices using various discounts when paying for something.

Ankam allows the user to:

•

Search and filter all discount cards in one place;

•

Select your preferences and prepare a new discount card for the next shopping in seconds. Fast, free and secure;

•

Get all the info you need in one place and make a choice. Simple and effortless.

•

Don't waste time dealing with discount cards that don't match your personal situation. See only discount card offers that make sense for you.

•

Scan your card. The process is very simple and quick. MoneySaverApp can store your own Discount Cards at your account.

•

Try our simple navigation. Well-designed interface and convenient functional, swipe to show/hide menu, tap to show/hide card information and copy to your account, tap to preview card images. All information in one place, access your card information any time and at any place.

Ankam is the simplest way to get a discount or share your discount card anyone from a mobile device.

The Company is a non-shell company as defined in the Securities Act of 1934.

Our rented office space is located at 7a Mamed Abashidze St, Tbilisi, Georgia. Our telephone number is +995599420389.

What discount cards are convenient in our application?

Virtual cards are more convenient than plastic cards for several reasons:

•

The discount cards in our app cannot be spoiled: they are water resistant, do not demagnetize, do not erase, cannot be broken;

•

do not get lost: applications provide for backup and storage in the cloud;

•

available from different devices, all family members, friends - at the same time;

•

always with you;

•

do not take too much space in the wallet;

Many apps have a list of companies that support the system of virtual discounts. You are guaranteed to get a discount by simply displaying the bar code from the smartphone screen during your shopping.

Marketing

The Company will begin its marketing program online where our potential customers are most probably able and willing to associate.

There is no assurance that we will be able to raise the entire $127,500 from the sale of stock by the Company under this Offering. Therefore, the following details how we will use the proceeds if we raise only 75%, 50%, or 25% of this Offering:

If 75% of this Offering is sold, we estimate that this would provide sufficient capital to begin operations and develop our business plan. It may, however, place potential restraints on our ability to handle unforeseen expenses attributable to Working Capital and may require us to seek additional funding.

If only 50% of this Offering is sold, we estimate that this would provide sufficient capital to commence with operation and development of the business plan, but we would only be able to spend $5,000 to spend on marketing for our services. Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business. Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If we raise less than 50%, we will have difficulty in implementing our business plan. Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business. If less than 50% is raised, we would be able to develop our website with less features and we would not be able to allocate any funds to advertising and marketing.

If only 25% of the Offering is sold, we would still incur expected professional (legal and accounting) fees, which will have to be paid to maintain reporting status during the next 12 months. We will not be able to apply sufficient funds to any other areas of developing our business, such as advertising and marketing, and would only provide a minimal amount to develop the website and software. This would seriously hinder the development of our business and our ability to generate revenues. We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

Advertising

With limited funds, The Company will rely on management for advertising decisions. The company has developed an overall advertising scenario which it has implemented in preliminary form. As more funds become available the advertising budget will increase in a commensurate fashion.

Employees

As of the date of this prospectus, we have had no employees.

Description of Property

Our current office space is located at 7a Mamed Abashidze St, Tbilisi, Georgia. The premises are provided to us by our President, Georgii Salbiev, for no consideration and are a ‘home office’. We believe these facilities are in good condition, but that we may need to expand our leased space as our research and development efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statement as of November 30, 2020, that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward- looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward- looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 3.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

Liquidity and Capital Resources

As of November 30, 2020, the company has $184 in current assets. As of November 30, 2020, the company has $5,372 in liabilities and an accumulated deficit of $5,188.

As of February 28, 2021, the company has $1,413 in current assets. As of February 28, 2021, the company has $8,422 in liabilities and an accumulated deficit of $7,009.

As of May 31, 2021, the company has $688 in current assets. As of May 31, 2021, the company has $12,572 in liabilities and an accumulated deficit of $11,884.

As of August 31, 2021, the company has $4,343 in current assets. As of August 31, 2021, the company has $21,372 in liabilities and an accumulated deficit of $17,029.

Net cash used in operating activities for the nine months ended August 31, 2021, was $14,388.

Cash flows from financing activities for the nine months ended August 31, 2021 was $18,450.

As of the date of this prospectus, our MoneySaverApp has not been developed yet and is undergoing the stage of preparing and compiling necessary technical documentation. The stage includes determining main functions of the app as well as identifying the architecture.

The process approximately takes around 1 month and will be followed by creating app’s prototypes with clickable buttons and initial design. This stage takes 1 to 2 months and results in obtaining a sample of the final product. The next stage is comprised of developing comlete design of the application and creating front-end and back-end code parts. This stage can take from 4 to 8 months to complete.

The Company’s projected capital needs and its projected increase in expenses are based upon the Company’s estimation on its ability to follow the stages of development of its product application.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the company will receive increasing revenues from operations in the coming year, however, since the Company has earned no revenues to date, it is difficult to anticipate what those revenues might be, if any. The Company relies solely on the funding provided by loans from our Georgii Salbiev, our President, in accordance with the Verbal Agreement between Ankam and Mr. Salbiev on August 22, 2018. There are no formal funding agreements between the Company and its President. Following the terms of the Verbal Agreement, Georgii Salbiev will provide the Company with necessary funding for preparation and filing of the Form S-1 Registration Statement. The loans will also be used for funding the Company’s operations and will be provided on ‘as-needed’ basis.  Total amount of such funds shall not exceed $70,000. We believe such loans will be sufficient for us to continue operations for the next 12 months. The Company will repay the loan amounts to the President with revenues it will generate upon launching of its application. No proceeds from the offering will be used to repay the loans.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company’s expenses are relatively stable, unless additional sites are rolled out, the Company believes it can continue its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds through sales of equity, debt and convertible securities, if it is deemed necessary. The Company has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

We have not generated any revenue since inception on August 31, 2021.

Total expenses for the year ended November 30, 2020 were $975 ($2,754 as of November 30, 2019) with $739 consisting of professional fees ($889 as of November 30, 2019) and $236 in general and administrative fees ($1,865 as of November 30, 2019).

Total expenses for the three months ended February 28, 2021 were $5,071 ($67 as of February 29, 2020) with $5,000 consisting of professional fees ($0 as of February 29, 2020) and $71 in general and administrative fees ($67 as of February 29, 2020).

Total expenses for the three months ended May 31, 2021 were $4,875 ($51 as of May 31, 2020) with $4,700 consisting of professional fees ($0 as of May 31, 2020) and $175 in general and administrative fees ($51 as of May 31, 2020).

Total expenses for the six months ended May 31, 2021 were $9,946 ($118 as of May 31, 2020) with $9,700 consisting of professional fees ($0 as of May 31, 2020) and $246 in general and administrative fees ($118 as of May 31, 2020).

Total expenses for the three months ended August 31, 2021 were $5,145 ($790 as of August 31, 2020) with $4,239 consisting of professional fees ($739 as of August 31, 2020) and $906 in general and administrative fees ($51 as of August 31, 2020).

Total expenses for the nine months ended August 31, 2021 were $15,091 ($908 as of August 31, 2020) with $13,939 consisting of professional fees ($739 as of August 31, 2020) and $1,152 in general and administrative fees ($169 as of August 31, 2020).

The company recorded a net loss of $975 for the year ended November 30, 2020, and $2,754 for the year ended November 30, 2019.

The company recorded a net loss of $5,071 for the three months ended February 28, 2021, and $67 for the three months ended February 29, 2020.

The company recorded a net loss of $4,875 for the three months ended May 31, 2021, and $51 for the three months ended May 31, 2020.

The company recorded a net loss of $9,946 for the six months ended May 31, 2021, and $118 for the six months ended May 31, 2020.

The company recorded a net loss of $5,145 for the three months ended August 31, 2021, and $790 for the three months ended August 31, 2020.

The company recorded a net loss of $15,091 for the nine months ended August 31, 2021, and $908 for the nine months ended August 31, 2020.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenues of recognized trends and uncertainties in our market will not be recognized until the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, "Revenue from Contracts with Customer". The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognizes as it fulfills its obligations under reach of its agreements: Step 1: Identify the contract with a customer. Step 2: Identify the performance obligations in the contract. Step 3: Determine the transaction price. Step 4: Allocate the transaction price to the performance obligations in the contract. Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. As of November 30, 2020, there were no share equivalents outstanding.

OUR MANAGEMENT

Name	Age	Position
Georgii Salbiev	26	President, Secretary, Treasurer, Director

Directors, Executive Officers, Promoters and Control Persons

Georgii Salbiev, President/Director

Mr. Georgii Salbiev has served as President and Director since inception on August 22, 2018. In 2017, Mr. Salbiev obtained a Certificate of School of Business, Economics and Management from the University of Georgia in Georgia. While studying he has gained practical experience within banking industry when working part time at local banks structures. From July 2017 to present, Georgii Salbiev devoted his time to researching mobile application industry. He attends IT Courses in Georgia named "Inside of Applications", "Code Solutions" and "Become a Developer".

Mr. Salbiev desire to set up our company and his background as a banker and a computer application developer. To our conclusion, Mr. Salbiev should be serving as a member of our board of directors in light of our business and structure.

We believe that these skills will help our sole officer and director run the Company’s business. Mr. Salbiev’s only occupation at the moment is managing the business processes of Ankam.

Georgii Salbiev owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Georgii Salbiev was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Georgii Salbiev, our president and director will be devoting all his time needed for planning and organizing activities for Ankam.

During the past ten years, Mr. Salbiev has not been the subject to any of the following events:

1.    Any bankruptcy petition filed by or against any business of which Georgii Salbiev was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.    Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.    An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Salbiev involvement in any type of business, securities or banking activities.

4.    Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.    Was the subject of any order, judgment or decree, not subsequently reversed, suspended or  vacated,  of  any  Federal  or  State  authority  barring,  suspending  or  otherwise  limiting  for  more  than  60  days  the  right  to  engage  in any  activity  described  in  paragraph  (f)(3)(i)  of  this  section,  or  to  be  associated  with  persons  engaged  in  any  such activity;

6.    Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.    Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.      Any Federal or State securities or commodities law or regulation; or

ii.    Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.  Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.    Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act (15 U.S.C. 78c(a) (26))), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act (7 U.S.C. 1(a) (29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Georgii Salbiev President, Secretary, Director and Treasurer	August 22, 2018 to November 30, 2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officer.

Mr. Salbiev currently devotes all of his time to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and

Related Stockholder Matters.

The following table sets forth, as of November 30, 2020, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares	Owned Percent of Class
Georgii Salbiev	7a Mamed Abashidze St, Tbilisi, Georgia	3,250,000	100%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of fully diluted shares outstanding on November 30, 2020 (3,250,000).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Ankam, including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors considers all relevant available facts and circumstances.

Director Independence

Our board of directors is currently composed of one member Mr. Georgii Salbiev, and he does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to Georgii Salbiev that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us regarding our director's business and personal activities and relationships as they may relate to us and our management.

Related Party Transactions

During the period from August 22, 2018 (inception) through August 31, 2021, the Company’s sole director has loaned to the Company $20,572. This loan is unsecured, non-interest bearing and due on demand.

DESCRIPTION OF CAPITAL STOCK

Authorized and Issued Stock Number of Shares on November 30, 2020

Title of Class	Authorized	Outstanding
Common stock, $0.001 par value per share	75,000,000	3,250,000

Common Stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive liquidation preferences, any remainder will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking Company to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Limitations on Stockholder Actions

Our officer and director are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

The Corporation may purchase and maintain insurance in a reasonable amount on behalf of any person who is or was a director, officer, agent, or employee of the Corporation against liability asserted against or incurred by such person in such capacity or arising from such person’s status as such.

Subject to applicable statute, any person made or threatened to be made a party to any action, suit, or proceeding, by reason of the fact that he or she, his or her testator or intestate representative, is or was a director, officer, agent, or employee of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him or her in connection with such an action, suit, or proceeding. Notwithstanding the foregoing, no indemnification shall be made by the Corporation of judgment or other final determination establishes that the potential indemnification’s acts were committed in bad faith or were the result of active or deliberate fraud or dishonesty or clear and gross negligence.

PLAN OF DISTRIBUTION

We are registering 4,250,000 shares of our common stock for sale at the price of $0.03 per share.

This is a self-underwritten offering. Mr. Salbiev, our President, Treasurer, Secretary and Director, will sell the shares directly to family members, friends, business associates and close acquaintances, with no commission or other remuneration payable to himself for any shares they may sell further. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Salbiev will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.

Our President, Treasurer, Secretary and Director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2.

Our President, Treasurer, Secretary and Director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Our President, Treasurer, Secretary and Director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

4.

Our President, Treasurer, Secretary and Director meets the requirements of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our President, Treasurer, Secretary and Director must restrict her participation to any one or more of the following activities:

•

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by our president, treasurer, secretary and director;

•

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

•

Performing ministerial and clerical work involved in effecting any transaction.

Mr. Salbiev does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Ankam. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All funds from rejected subscriptions will be immediately returned to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected by mail notification within 48 hours upon receipt.

OTC Considerations

We intend to apply to have our stock traded on the OTC. The company’s shares may never be quoted on the OTC listed on an exchange. The OTC is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The legal opinion for this registration statement has been provided by Roger D. Linn from LinnLaw Corporation, Address: 1478 Stone Point Drive, Ste. 100, Roseville CA  95661. Phone (916) 782-4404. Email: rlinn@linnlawcorp.com

EXPERTS

The financial statements included in this prospectus for the period from inception (August 22, 2018) to November 30, 2018, and for the years ended November 30, 2019 and 2020, have been audited by Accell Audit & Compliance, PA, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Ankam.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC- 0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

INDEX TO FINANCIAL STATEMENTS

ANKAM

NOVEMBER 30, 2019 and 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Ankam

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Ankam (the Company) as of November 30, 2019 and 2018, and the related statements of operations, stockholder’s deficit, and cash flows for the year ended November 30, 2019 and the period from inception (August 22, 2018) to November 30, 2018, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2019 and 2018, and the results of its operations and its cash flow for the year ended November 30, 2019 and the period from inception (August 22, 2018) to November 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company had no revenues and incurred losses as of November 30, 2019 and has not completed its efforts to establish a stabilized source of revenues to cover operating costs over an extended period of time. These factors, and the need for additional financing in order for the Company to meet its business plans, raise substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.

We have served as the Company’s auditor since 2019. Tampa,

Florida

April 20, 2021

3001 N. Rocky Point Dr. East Suite 200 i Tampa, Florida 33607 i 813.367.3527

F-1

ANKAM
BALANCE SHEETS

	November 30, 2019	November 30, 2018

ASSETS
CURRENT ASSETS:
Cash	$15	$—
Prepaid rent	—	177
Total Current Assets	15	177

TOTAL ASSETS	$15	$177

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Related party loan	$4,228	$1,636
Total Current Liabilities	4,228	1,636

Total Liabilities	4,228	1,636

Commitments and Contingencies (Note 6)
STOCKHOLDER’S DEFICIT:
Common stock: $0.001 par value, 75,000,000 shares authorized, 3,250,000 and 0 shares issued and outstanding	3,250	—
Stock subscription receivable, 3,250,000 shares	(3,250)	—
Accumulated Deficit	(4,213)	(1,459)

Total Stockholder’s deficit	(4,213)	(1,459)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$15	$177

The accompanying notes are an integral part of these financial statements.

F-2

ANKAM
STATEMENTS OF OPERATION

	For the year ended November 30, 2019	For the period from inception (August 22, 2018) to November 30, 2018

REVENUE:	$—	$—

EXPENSES:
General and Administrative Expenses	1,865	1,459
Professional Fees	889	—
Total Expenses	2,754	1,459

Loss Before Income Taxes	(2,754)	(1,459)

Provision for Income Taxes	—	—

NET LOSS	$(2,754)	$(1,459)

Net loss per common share - basic	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic	2,404,110	—

The accompanying notes are an integral part of these financial statements.

F-3

ANKAM
STATEMENTS OF STOCKHOLDER'S DEFICIT
For the year ended November 30, 2019 and the period from inception (August 22, 2018) to November 30, 2018

			Common		Total
	Common Stock		Stock	Accumulated	Stockholder's
	Shares	Amount	Subscribed	Deficit	Deficit
Balance as of August 22, 2018 (inception)	—	$—	$—	$—	$—

Net loss	—	—	—	(1,459)	(1,459)

Balance as of November 30, 2018	—	—	—	(1,459)	(1,459)

Issuance of common stock	3,250,000	3,250	(3,250)	—	—
Net loss	—	—	—	(2,754)	(2,754)

Balance as of November 30, 2019	3,250,000	$3,250	$(3,250)	$(4,213)	$(4,213)

The accompanying notes are an integral part of these financial statements.

F-4

ANKAM
STATEMENTS OF CASH FLOW

	For the year ended November 30, 2019	For the period from inception (August 22, 2018) to November 30, 2018

Cash Flows from Operating Activities:
Net Loss	$(2,754)	$(1,459)
Changes in operating assets and liabilities:
Prepaid rent	177	(177)

Net cash used in operating activities	(2,577)	(1,636)

Cash flows from Financing Activities:
Related party loan	2,592	1,636

Net cash provided by financing activities	2,592	1,636

NET INCREASE IN CASH	15	—

CASH AT BEGINNING OF THE PERIOD	—	—

CASH AT THE END OF THE PERIOD	$15	$—

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

F-5

ANKAM

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2019 and 2018

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Ankam (the “Company”) was incorporated in August 2018 under the laws of the State of Nevada. The Company's product is MoneySaverApp. It is an application created to aggregate various discount cards on your mobile device. This way you can get easy access to any discounts at any moment. The idea of the app appeared as a way of simplifying the use of discount cards and enabling people to share them with anyone. With this product users can get a discount for such services as chain stores, gas stations, car dealerships, sports clubs, laundries, pharmacies, clinics, airlines, beauty salons, restaurants, clubs, internet service providers, car repair shops, pet stores and other customer loyalty programs.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the year ended November 30, 2019 and the period from inception (August 22, 2018) to November 30, 2018.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, "Revenue from Contracts with Customer". The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognizes as it fulfills its obligations under reach of its agreements:

Step 1: Identify the contract with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

F-6

ANKAM

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2019 and 2018

The Company recognizes revenue when title, ownership, and risk of loss pass to the customer, all of which occurs upon shipment or delivery of the product.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock Subscription Receivable

The Company records stock issuances at the effective date. If the subscription is not funded upon issuance, the Company records a stock subscription receivable as an asset on a balance sheet. When stock subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 505-10-45-2, the stock subscription receivable is reclassified as a contra account to stockholders’ equity (deficit) on the balance sheet.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. There were no dilutive securities as of November 30, 2019 and 2018.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized.

F-7

ANKAM

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2019 and 2018

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe any of these pronouncements will have a material impact on the Company.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with GAAP, which contemplates continuation of the Company as a going concern. As a development-stage company, the Company had no revenues and incurred losses as of November 30, 2019 and 2018. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period from August 22, 2018 (inception) through November 30, 2019, our sole director has loaned to the Company $4,228. This loan is unsecured, non-interest bearing and due on demand.

NOTE 5 – STOCKHOLDER’S DEFICIT

The Company has 75,000,000, $0.001 par value shares of common stock authorized. On March 5, 2019, the Company entered into Subscription Agreement for a total of 3,250,000 common shares to its founder for a cash contribution of $3,250 to be paid on such date as shall be mutually agreed on by the parties of this Agreement. As of November 30, 2019, this amount remains outstanding.

F-8

ANKAM

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2019 and 2018

NOTE 6 – COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, “Contingencies”. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of November 30, 2019, the Company is not aware of any contingent liabilities that should be reflected in the financial statements.

NOTE 7 – INCOME TAXES

The components of the Company’s provision for Federal income tax for the year ended November 30, 2019 and the period from inception (August 22, 2018) to November 30, 2018 consists of the following:

	November 30, 2019	November 30, 2018
Federal income tax benefit attributable to:
Current Operations	$4,213	$1,459
Less: valuation allowance	(4,213)	(1,459)
Net provision for Federal income taxes	$—	$—

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	November 30, 2019	November 30, 2018
Deferred tax asset attributable to:
Net operating loss carryover	$885	$306
Less: valuation allowance	(885)	(306)
Net deferred tax asset	$—	$—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $4,213 as of November 30, 2019, for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

F-9

ANKAM

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2019 and 2018

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to November 30, 2019, through the date when financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-10

INDEX TO FINANCIAL STATEMENTS

ANKAM

NOVEMBER 30, 2020 and 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and  Stockholder of Ankam

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Ankam (the Company) as of November 30, 2020 and 2019, and the related statements of operations, stockholder’s deficit, and cash flows for the years then ended and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2020 and 2019, and the results of its operations and its cash flow for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company had no revenues and incurred losses as of November 30, 2020 and has not completed its efforts to establish a stabilized source of revenues to cover operating costs over an extended period of time. These factors, and the need for additional financing in order for the Company to meet its business plans, raise substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.

We have served as the Company’s auditor since 2019. Tampa, Florida

April 20, 2021

3001 N. Rocky Point Dr. East Suite 200 i Tampa, Florida 33607 i 813.367.3527

F-1

ANKAM
BALANCE SHEETS

	November 30, 2020	November 30, 2019

ASSETS
CURRENT ASSETS:
Cash	$184	$15
Total Current Assets	184	15

TOTAL ASSETS	$184	$15

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Related party loan	$5,372	$4,228
Total Current Liabilities	5,372	4,228

Total Liabilities	5,372	4,228

Commitments and Contingencies (Note 6)
STOCKHOLDER’S DEFICIT:
Common stock: $0.001 par value, 75,000,000 shares authorized, 3,250,000 shares issued and outstanding	3,250	3,250
Stock subscription receivable, 3,250,000 shares	(3,250)	(3,250)
Accumulated Deficit	(5,188)	(4,213)

Total Stockholder’s Deficit	(5,188)	(4,213)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$184	$15

The accompanying notes are an integral part of these financial statements.

F-2

ANKAM
STATEMENTS OF OPERATION

	For the year ended November 30, 2020	For the year ended November 30, 2019

REVENUE:	$—	$—

EXPENSES:
General and Administrative Expenses	236	1,865
Professional Fees	739	889
Total Expenses	975	2,754

Loss Before Income Taxes	(975)	(2,754)

Provision for Income Taxes	—	—

NET LOSS	$(975)	$(2,754)

Net loss per common share - basic	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic	3,250,000	2,404,110

The accompanying notes are an integral part of these financial statements.

F-3

ANKAM
STATEMENTS OF STOCKHOLDER'S DEFICIT
For the years ended November 30, 2020 and 2019

			Common		Total
	Common Stock		Stock	Accumulated	Stockholder's
	Shares	Amount	Subscribed	Deficit	Deficit
Balance as of November 30, 2018	—	$—	$—	$(1,459)	$(1,459)

Issuance of common stock	3,250,000	3,250	(3,250)	—	—
Net loss	—	—	—	(2,754)	(2,754)

Balance as of November 30, 2019	3,250,000	3,250	(3,250)	(4,213)	(4,213)

Net loss	—	—	—	(975)	(975)

Balance as of November 30, 2020	3,250,000	$3,250	$(3,250)	$(5,188)	$(5,188)

The accompanying notes are an integral part of these financial statements.

F-4

ANKAM
STATEMENTS OF CASH FLOW

	For the year ended November 30, 2020	For the year ended November 30, 2019

Cash Flows from Operating Activities:
Net Loss	$(975)	$(2,754)
Changes in operating assets and liabilities:
Prepaid rent	—	177

Net cash used in operating activities	(975)	(2,577)

Cash flows from Financing Activities:
Related party loan	1,144	2,592

Net cash provided by financing activities	1,144	2,592

NET INCREASE IN CASH	169	15

CASH AT BEGINNING OF THE PERIOD	15	—

CASH AT THE END OF THE PERIOD	$184	$15

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

F-5

ANKAM

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2020 and 2019

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Ankam (the “Company”) was incorporated in August 2018 under the laws of the State of Nevada. The Company's product is MoneySaverApp. It is an application created to aggregate various discount cards on your mobile device. This way you can get easy access to any discounts at any moment. The idea of the app appeared as a way of simplifying the use of discount cards and enabling people to share them with anyone. With this product users can get a discount for such services as chain stores, gas stations, car dealerships, sports clubs, laundries, pharmacies, clinics, airlines, beauty salons, restaurants, clubs, internet service providers, car repair shops, pet stores and other customer loyalty programs.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the years ended November 30, 2020 and 2019.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, "Revenue from Contracts with Customer". The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognizes as it fulfills its obligations under reach of its agreements:

Step 1: Identify the contract with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

F-6

ANKAM

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2020 and 2019

The Company recognizes revenue when title, ownership, and risk of loss pass to the customer, all of which occurs upon shipment or delivery of the product.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock Subscription Receivable

The Company records stock issuances at the effective date. If the subscription is not funded upon issuance, the Company records a stock subscription receivable as an asset on a balance sheet. When stock subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 505-10-45-2, the stock subscription receivable is reclassified as a contra account to stockholders’ equity (deficit) on the balance sheet.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. There were no dilutive securities as of November 30, 2020 and 2019.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized

F-7

ANKAM

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2020 and 2019

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe any of these pronouncements will have a material impact on the Company.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with GAAP, which contemplates continuation of the Company as a going concern. As a development-stage company, the Company had no revenues and incurred losses as of November 30, 2020. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period from August 22, 2018 (inception) through November 30, 2020, our sole director has loaned to the Company $5,372. This loan is unsecured, non-interest bearing and due on demand.

NOTE 5 – STOCKHOLDER’S DEFICIT

The Company has 75,000,000, $0.001 par value shares of common stock authorized. On March 5, 2019, the company entered into Subscription Agreement for a total of 3,250,000 common shares to its founder for a cash contribution of $3,250 to be paid on such date as shall be mutually agreed on by the parties of this Agreement. As of November 30, 2020, this amount remains outstanding.

F-8

ANKAM

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2020 and 2019

NOTE 6 – COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, “Contingencies”. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of November 30, 2020, the Company is not aware of any contingent liabilities that should be reflected in the financial statements.

NOTE 7 – INCOME TAXES

The components of the Company’s provision for Federal income tax for the years ended November 30, 2020 and 2019 consists of the following:

	November 30, 2020	November 30, 2019
Federal income tax benefit attributable to:
Current Operations	$5,188	$4,213
Less: valuation allowance	(5,188)	(4,213)
Net provision for Federal income taxes	$—	$—

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	November 30, 2020	November 30, 2019
Deferred tax asset attributable to:
Net operating loss carryover	$1,090	$885
Less: valuation allowance	(1,090)	(885)
Net deferred tax asset	$—	$—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $5,188 as of November 30, 2020, for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

F-9

ANKAM

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2020 and 2019

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to November 30, 2020, through the date when financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-10

INDEX TO UNAUDITED FINANCIAL STATEMENTS

ANKAM

FEBRUARY 28, 2021

F-1

ANKAM
BALANCE SHEETS

	February 28, 2021 (Unaudited)	November 30, 2020

ASSETS
CURRENT ASSETS:
Cash	$1,413	$184
Total Current Assets	1,413	184

TOTAL ASSETS	$1,413	$184

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Related party loan	$8,422	$5,372
Total Current Liabilities	8,422	5,372

Total Liabilities	8,422	5,372

Commitments and Contingencies (Note 6)
STOCKHOLDER’S DEFICIT:
Common stock: $0.001 par value, 75,000,000 shares authorized, 3,250,000 shares issued and outstanding	3,250	3,250
Stock subscription receivable, 3,250,000 shares	-	(3,250)
Accumulated Deficit	(10,259)	(5,188)

Total Stockholder’s Deficit	(7,009)	(5,188)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$1,413	$184

The accompanying notes are an integral part of these unaudited financial statements.

F-2

ANKAM
STATEMENTS OF OPERATIONS

	For the three months ended February 28, 2021 (Unaudited)	For the three months ended February 29, 2020 (Unaudited)

REVENUE:	$—	$—

EXPENSES:
General and Administrative Expenses	71	67
Professional Fees	5,000	—
Total Expenses	5,071	67

Loss Before Income Taxes	(5,071)	(67)

Provision for Income Taxes	—	—

NET LOSS	$(5,071)	$(67)

Net loss per common share - basic	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic	3,250,000	3,250,000

The accompanying notes are an integral part of these unaudited financial statements.

F-3

ANKAM
STATEMENTS OF STOCKHOLDER'S DEFICIT
For the three months ended February 28, 2021 and February 29, 2020 (Unaudited)

			Common		Total
	Common Stock		Stock	Accumulated	Stockholder's
	Shares	Amount	Subscribed	Deficit	Deficit
Balance as of November 30, 2019	3,250,000	$3,250	$(3,250)	$(4,213)	$(4,213)

Net loss	—	—	—	(67)	(67)

Balance as of February 29, 2020	3,250,000	$3,250	$(3,250)	$(4,280)	$(4,280)

Balance as of November 30, 2020	3,250,000	$3,250	$(3,250)	$(5,188)	$(5,188)

Collection of stock subscription receivable	—	—	3,250	—	3,250
Net loss	—	—	—	(5,071)	(5,071)

Balance as of February 28, 2021	3,250,000	$3,250	$—	$(10,259)	$(7,009)

The accompanying notes are an integral part of these unaudited financial statements.

F-4

ANKAM
STATEMENTS OF CASH FLOW

	For the three months ended February 28, 2021 (Unaudited)	For the three months ended February 29, 2020 (Unaudited)

Cash Flows from Operating Activities:
Net loss	$(5,071)	$(67)
Changes in operating assets and liabilities:

Net cash used in operating activities	(5,071)	(67)

Cash flows from Financing Activities:
Collection of stock subscription receivable	3,250	—
Related party loan	3,050	200

Net cash provided by financing activities	6,300	200

NET INCREASE IN CASH	1,299	133

CASH AT BEGINNING OF THE PERIOD	184	15

CASH AT THE END OF THE PERIOD	$1,413	$148

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-5

ANKAM

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FEBRUARY 28, 2021

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Ankam (the “Company”) was incorporated in August 2018 under the laws of the State of Nevada. The Company's product is MoneySaverApp. It is an application created to aggregate various discount cards on your mobile device. This way you can get easy access to any discounts at any moment. The idea of the app appeared as a way of simplifying the use of discount cards and enabling people to share them with anyone. With this product users can get a discount for such services as chain stores, gas stations, car dealerships, sports clubs, laundries, pharmacies, clinics, airlines, beauty salons, restaurants, clubs, internet service providers, car repair shops, pet stores and other customer loyalty programs.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The unaudited condensed interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. They do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes filed with the SEC for the year ended November 30, 2020.

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the three months ended February 28, 2021 and February 29, 2020.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

F-6

ANKAM

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FEBRUARY 28, 2021

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, "Revenue from Contracts with Customer". The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognizes as it fulfills its obligations under reach of its agreements:

Step 1: Identify the contract with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company recognizes revenue when title, ownership, and risk of loss pass to the customer, all of which occurs upon shipment or delivery of the product.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock Subscription Receivable

The Company records stock issuances at the effective date. If the subscription is not funded upon issuance, the Company records a stock subscription receivable as an asset on the balance sheets. When stock subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 505-10-45-2, the stock subscription receivable is reclassified as a contra account to stockholder’s deficit on the balance sheets.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. There were no dilutive securities as of February 28, 2021 and February 29, 2020.

F-7

ANKAM

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FEBRUARY 28, 2021

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized as of February 28, 2021.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe any of these pronouncements will have a material impact on the Company.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with GAAP, which contemplates continuation of the Company as a going concern. As a development-stage company, the Company had no revenues and incurred losses as of February 28, 2021. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

F-8

ANKAM

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FEBRUARY 28, 2021

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period from August 22, 2018 (inception) through February 28, 2021, our sole director has loaned to the Company $8,422. This loan is unsecured, non-interest bearing and due on demand.

NOTE 5 – STOCKHOLDER’S DEFICIT

The Company has 75,000,000, $0.001 par value shares of common stock authorized. On March 5, 2019, the Company entered into Subscription Agreement for a total of 3,250,000 common shares to its founder for a cash contribution of $3,250 to be paid on such date as shall be mutually agreed on by the parties of this Agreement. The payment for the shares, was collected on December 3, 2020.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, “Contingencies”. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of February 28, 2021, the Company is not aware of any contingent liabilities that should be reflected in the unaudited financial statements.

NOTE 7 – INCOME TAXES

The components of the Company’s provision for Federal income tax for the three months ended February 28, 2021 and for the year ended November 30, 2020 consists of the following:

	February 28, 2021	November 30, 2020
Federal income tax benefit attributable to:
Current Operations	$10,259	$5,188
Less: valuation allowance	(10,259)	(5,188)
Net provision for Federal income taxes	$—	$—

F-9

ANKAM

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FEBRUARY 28, 2021

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	February 28, 2021	November 30, 2020
Deferred tax asset attributable to:
Net operating loss carryover	$2,154	$1,090
Less: valuation allowance	(2,154)	(1,090)
Net deferred tax asset	$—	$—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $10,259 as of February 28, 2021, for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to February 28, 2021, through the date when financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-10

INDEX TO UNAUDITED FINANCIAL STATEMENTS

ANKAM

MAY 31, 2021

F-1

ANKAM
BALANCE SHEETS

	May 31, 2021 (Unaudited)	November 30, 2020

ASSETS
CURRENT ASSETS:
Cash	$559	$184
Prepaid Expenses	129	—
Total Current Assets	688	184

TOTAL ASSETS	$688	$184

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Related party loan	$12,572	$5,372
Total Current Liabilities	12,572	5,372

Total Liabilities	12,572	5,372

Commitments and Contingencies (Note 6)
STOCKHOLDER’S DEFICIT:
Common stock: $0.001 par value, 75,000,000 shares authorized, 3,250,000 shares issued and outstanding	3,250	3,250
Stock subscription receivable, 3,250,000 shares	—	(3,250)
Accumulated Deficit	(15,134)	(5,188)

Total Stockholder’s Deficit	(11,884)	(5,188)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$688	$184

The accompanying notes are an integral part of these unaudited financial statements.

F-2

ANKAM
STATEMENTS OF OPERATIONS

	For the three months ended May 31, 2021 (Unaudited)	For the three months ended May 31, 2020 (Unaudited)	For the six months ended May 31, 2021 (Unaudited)	For the six months ended May 31, 2020 (Unaudited)

REVENUE:	$—	$—	$—	$—

EXPENSES:
General and Administrative Expenses	175	51	246	118
Professional Fees	4,700	—	9,700	—
Total Expenses	4,875	51	9,946	118

Loss Before Income Taxes	(4,875)	(51)	(9,946)	(118)

Provision for Income Taxes	—	—	—	—

NET LOSS	$(4,875)	$(51)	$(9,946)	$(118)

Net loss per common share - basic	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic	3,250,000	3,250,000	3,250,000	3,250,000

The accompanying notes are an integral part of these unaudited financial statements.

F-3

ANKAM
STATEMENTS OF STOCKHOLDER'S DEFICIT
For the three and six months ended May 31, 2021 and 2020 (Unaudited)

			Common		Total
	Common Stock		Stock	Accumulated	Stockholder's
	Shares	Amount	Subscribed	Deficit	Deficit
Balance as of November 30, 2019	3,250,000	$3,250	$(3,250)	$(4,213)	$(4,213)

Net loss	—	—	—	(67)	(67)

Balance as of February 29, 2020	3,250,000	3,250	(3,250)	(4,280)	(4,280)

Net loss	—	—	—	(51)	(51)

Balance as of May 31, 2020	3,250,000	$3,250	$(3,250)	$(4,331)	$(4,331)

Balance as of November 30, 2020	3,250,000	$3,250	$(3,250)	$(5,188)	$(5,188)

Collection of stock subscription receivable	—	—	3,250	—	3,250
Net loss	—	—	—	(5,071)	(5,071)

Balance as of February 28, 2021	3,250,000	3,250	—	(10,259)	(7,009)

Net loss	—	—	—	(4,875)	(4,875)

Balance as of May 31, 2021	3,250,000	$3,250	$—	$(15,134)	$(11,884)

The accompanying notes are an integral part of these unaudited financial statements.

F-4

ANKAM
STATEMENTS OF CASH FLOW

	For the six months ended May 31, 2021 (Unaudited)	For the six months ended May 31, 2020 (Unaudited)

Cash Flows from Operating Activities:
Net loss	$(9,946)	$(118)
Changes in operating assets and liabilities:
Prepaid Expenses	(129)	—
Net cash used in operating activities	(10,075)	(118)

Cash flows from Financing Activities:
Collection of stock subscription receivable	3,250	—
Related party loan	7,200	200
Net cash provided by financing activities	10,450	200

NET INCREASE IN CASH	375	82

CASH AT BEGINNING OF THE PERIOD	184	15

CASH AT THE END OF THE PERIOD	$559	$97

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-5

ANKAM

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

MAY 31, 2021

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Ankam (the “Company”) was incorporated in August 2018 under the laws of the State of Nevada. The Company's product is MoneySaverApp. It is an application created to aggregate various discount cards on your mobile device. This way you can get easy access to any discounts at any moment. The idea of the app appeared as a way of simplifying the use of discount cards and enabling people to share them with anyone. With this product users can get a discount for such services as chain stores, gas stations, car dealerships, sports clubs, laundries, pharmacies, clinics, airlines, beauty salons, restaurants, clubs, internet service providers, car repair shops, pet stores and other customer loyalty programs.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The unaudited condensed interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. They do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes for the year ended November 30, 2020.

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the six months ended May 31, 2021 and 2020.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

F-6

ANKAM

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

MAY 31, 2021

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, "Revenue from Contracts with Customer". The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognizes as it fulfills its obligations under reach of its agreements:

Step 1: Identify the contract with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company recognizes revenue when title, ownership, and risk of loss pass to the customer, all of which occurs upon shipment or delivery of the product.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock Subscription Receivable

The Company records stock issuances at the effective date. If the subscription is not funded upon issuance, the Company records a stock subscription receivable as an asset on the balance sheets. When stock subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 505-10-45-2, the stock subscription receivable is reclassified as a contra account to stockholder’s deficit on the balance sheets.

F-7

ANKAM

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

MAY 31, 2021

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. There were no dilutive securities as of May 31, 2021 and 2020.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized as of May 31, 2021.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe any of these pronouncements will have a material impact on the Company.

F-8

ANKAM

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

MAY 31 2021

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with GAAP, which contemplates continuation of the Company as a going concern. As a development-stage company, the Company had no revenues and incurred losses as of May 31, 2021. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period from August 22, 2018 (inception) through May 31, 2021, the Company’s sole director has loaned to the Company $12,572. This loan is unsecured, non-interest bearing and due on demand.

NOTE 5 – STOCKHOLDER’S DEFICIT

The Company has 75,000,000, $0.001 par value shares of common stock authorized. On March 5, 2019, the Company entered into Subscription Agreement for a total of 3,250,000 common shares to its founder for a cash contribution of $3,250 to be paid on such date as shall be mutually agreed on by the parties of this Agreement. The payment for the shares, was collected on December 3, 2020.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, “Contingencies”. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of May 31, 2021, the Company is not aware of any contingent liabilities that should be reflected in the unaudited financial statements.

F-9

ANKAM

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

MAY 31, 2021

NOTE 7 – INCOME TAXES

The components of the Company’s provision for Federal income tax for the six months ended May 31, 2021 and for the year ended November 30, 2020 consists of the following:

	May 31, 2021	November 30, 2020
Federal income tax benefit attributable to:
Current Operations	$15,134	$5,188
Less: valuation allowance	(15,134)	(5,188)
Net provision for Federal income taxes	$—	$—

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	May 31, 2021	November 30, 2020
Deferred tax asset attributable to:
Net operating loss carryover	$3,178	$1,090
Less: valuation allowance	(3,178)	(1,090)
Net deferred tax asset	$—	$—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $15,134 as of May 31, 2021, for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to May 31, 2021, through the date when financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-10

INDEX TO UNAUDITED FINANCIAL STATEMENTS

ANKAM

AUGUST 31, 2021

ANKAM

BALANCE SHEETS

	August 31, 2021 (Unaudited)	November 30, 2020

ASSETS
CURRENT ASSETS:
Cash	$4,246	$184
Prepaid Expenses	97	—
Total Current Assets	4,343	184

TOTAL ASSETS	$4,343	$184

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Accounts Payable	$800	$—
Related party loan	20,572	5,372
Total Current Liabilities	21,372	5,372

Total Liabilities	21,372	5,372

Commitments and Contingencies (Note 6)
STOCKHOLDER’S DEFICIT:
Common stock: $0.001 par value, 75,000,000 shares authorized, 3,250,000 shares issued and outstanding	3,250	3,250
Stock subscription receivable, 3,250,000 shares	—	(3,250)
Accumulated Deficit	(20,279)	(5,188)

Total Stockholder’s Deficit	(17,029)	(5,188)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$4,343	$184

The accompanying notes are an integral part of these unaudited financial statements.

ANKAM

STATEMENTS OF OPERATIONS

	For the three months ended August 31, 2021 (Unaudited)	For the three months ended August 31, 2020 (Unaudited)	For the nine months ended August 31, 2021 (Unaudited)	For the nine months ended August 31, 2020 (Unaudited)

REVENUE:	$—	$—	$—	$—

EXPENSES:
General and Administrative Expenses	906	51	1,152	169
Professional Fees	4,239	739	13,939	739
Total Expenses	5,145	790	15,091	908

Loss Before Income Taxes	(5,145)	(790)	(15,091)	(908)

Provision for Income Taxes	—	—	—	—

NET LOSS	$(5,145)	$(790)	$(15,091)	$(908)

Net loss per common share - basic	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic	3,250,000	3,250,000	3,250,000	3,250,000

The accompanying notes are an integral part of these unaudited financial statements.

ANKAM

STATEMENTS OF STOCKHOLDER'S DEFICIT

For the three and nine months ended August 31, 2021 and 2020 (Unaudited)

			Common		Total
	Common Stock		Stock	Accumulated	Stockholder's
	Shares	Amount	Subscribed	Deficit	Deficit
Balance as of November 30, 2019	3,250,000	$3,250	$(3,250)	$(4,213)	$(4,213)

Net loss	—	—	—	(67)	(67)

Balance as of February 29, 2020	3,250,000	3,250	(3,250)	(4,280)	(4,280)

Net loss	—	—	—	(51)	(51)

Balance as of May 31, 2020	3,250,000	3,250	(3,250)	(4,331)	(4,331)

Net loss	—	—	—	(790)	(790)

Balance as of August 31, 2020	3,250,000	$3,250	$(3,250)	$(5,121)	$(5,121)

Balance as of November 30, 2020	3,250,000	$3,250	$(3,250)	$(5,188)	$(5,188)

Collection of stock subscription receivable	—	—	3,250	—	3,250
Net loss	—	—	—	(5,071)	(5,071)

Balance as of February 28, 2021	3,250,000	3,250	—	(10,259)	(7,009)

Net loss	—	—	—	(4,875)	(4,875)

Balance as of May 31, 2021	3,250,000	3,250	—	(15,134)	(11,884)

Net loss	—	—	—	(5,145)	(5,145)

Balance as of August 31, 2021	3,250,000	$3,250	$—	$(20,279)	$(17,029)

The accompanying notes are an integral part of these unaudited financial statements.

ANKAM

STATEMENTS OF CASH FLOW

	For the nine months ended August 31, 2021 (Unaudited)	For the nine months ended August 31, 2020 (Unaudited)

Cash Flows from Operating Activities:
Net loss	$(15,091)	$(908)
Changes in operating assets and liabilities:
Prepaid Expenses	(97)	—
Accounts Payable	800	—
Net cash used in operating activities	(14,388)	(908)

Cash flows from Financing Activities:
Collection of stock subscription receivable	3,250	—
Related party loan	15,200	939
Net cash provided by financing activities	18,450	939

NET INCREASE IN CASH	4,062	31

CASH AT BEGINNING OF THE PERIOD	184	15

CASH AT THE END OF THE PERIOD	$4,246	$46

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

ANKAM

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

AUGUST 31, 2021

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Ankam (the “Company”) was incorporated in August 2018 under the laws of the State of Nevada. The Company's product is MoneySaverApp. It is an application created to aggregate various discount cards on your mobile device. This way you can get easy access to any discounts at any moment. The idea of the app appeared as a way of simplifying the use of discount cards and enabling people to share them with anyone. With this product users can get a discount for such services as chain stores, gas stations, car dealerships, sports clubs, laundries, pharmacies, clinics, airlines, beauty salons, restaurants, clubs, internet service providers, car repair shops, pet stores and other customer loyalty programs.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The unaudited condensed interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. They do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes for the year ended November 30, 2020.

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the nine months ended August 31, 2021 and 2020.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

ANKAM

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

AUGUST 31, 2021

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, "Revenue from Contracts with Customer". The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognizes as it fulfills its obligations under reach of its agreements:

Step 1: Identify the contract with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company recognizes revenue when title, ownership, and risk of loss pass to the customer, all of which occurs upon shipment or delivery of the product.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock Subscription Receivable

The Company records stock issuances at the effective date. If the subscription is not funded upon issuance, the Company records a stock subscription receivable as an asset on the balance sheets. When stock subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 505-10-45-2, the stock subscription receivable is reclassified as a contra account to stockholder’s deficit on the balance sheets.

ANKAM

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

AUGUST 31, 2021

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. There were no dilutive securities as of August 31, 2021 and 2020.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized as of August 31, 2021.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe any of these pronouncements will have a material impact on the Company.

ANKAM

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

AUGUST 31 2021

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with GAAP, which contemplates continuation of the Company as a going concern. As a development-stage company, the Company had no revenues and incurred losses as of August 31, 2021. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period from August 22, 2018 (inception) through August 31, 2021, the Company’s sole director has loaned to the Company $20,572. This loan is unsecured, non-interest bearing and due on demand.

NOTE 5 – STOCKHOLDER’S DEFICIT

The Company has 75,000,000, $0.001 par value shares of common stock authorized. On March 5, 2019, the Company entered into Subscription Agreement for a total of 3,250,000 common shares to its founder for a cash contribution of $3,250 to be paid on such date as shall be mutually agreed on by the parties of this Agreement. The payment for the shares, was collected on December 3, 2020.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, “Contingencies”. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of August 31, 2021, the Company is not aware of any contingent liabilities that should be reflected in the unaudited financial statements.

ANKAM

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

AUGUST 31, 2021

NOTE 7 – INCOME TAXES

The components of the Company’s provision for Federal income tax for the nine months ended August 31, 2021 and for the year ended November 30, 2020 consists of the following:

	August 31, 2021	November 30, 2020
Federal income tax benefit attributable to:
Current Operations	$20,279	$5,188
Less: valuation allowance	(20,279)	(5,188)
Net provision for Federal income taxes	$—	$—

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	August 31, 2021	November 30, 2020
Deferred tax asset attributable to:
Net operating loss carryover	$4,259	$1,090
Less: valuation allowance	(4,259)	(1,090)
Net deferred tax asset	$—	$—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $20,279 as of August 31, 2021, for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to August 31, 2021, through the date when financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-10

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration Fee	$15.45
Legal Fees and Expenses	$2,000
Accounting Fees and Expenses*	$4,500
EDGAR Fees	$1,000
Transfer Agent Fees	$1,000
Miscellaneous*	$400
Total	$8,915.45

* Estimated

The Issuer will pay all fees and expenses associated with this offering.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his conduct was lawful or no reasonable cause to believe that his conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our president and director to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our president and director; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification:

 (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Georgii Salbiev	March 5, 2019	3,250,000	$3,250

Item 16. Exhibits

Exhibit Number	Exhibit Description
*3.1	Articles of Incorporation of Ankam dated August 22, 2018
*3.2	Bylaws dated August 22, 2018
*10.7	Subscription Agreement
*23.1	Consent of Auditor (1)
*23.2	Opinion of Counsel
23.3	Consent of Auditor

*-the documents were previously filed.

Item 17. Undertakings

The undersigned hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

. (i)  include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

.

(ii)  reflect in the prospectus any facts or events which, individually or together, represent a Company amended change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

.

(iii)  include any additional or changed material information on the plan of distribution.

that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement

(2) of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

.

(i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

.

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

.

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

.   (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized at 7a Mamed Abashidze St, Tbilisi, Georgia on October 15, 2021.

Ankam

By: /s/ Georgii Salbiev

Georgii Salbiev

President, Secretary, Treasurer, CEO, Principal Executive Officer, Principal Accounting Officer, Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on October 15, 2021.

Ankam

By: /s/ Georgii Salbiev

Georgii Salbiev, President, Secretary, Treasurer, CEO, Principal Executive Officer, Principal Accounting Officer, Director